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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) - JUNE 25, 2001
                                                   -------------

                                   BYL BANCORP
                                   -----------
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                     000-23257              33-0755794
         ----------                     ---------              ----------
(Name or other jurisdiction            (Commission            (IRS Employer
         of incorporation)            File Number)          Identification No.)

1875 NORTH TUSTIN STREET, ORANGE, CALIFORNIA                   92865
--------------------------------------------                   -----
     (Address of principal executive officer)                (Zip Code)

(Registrants' telephone number, including area code) -- (714) 685-1317
                                                        --------------


                                        NA
                       ---------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.       Other Events

              On June 22, 2001, BYL Bancorp ("BYL"), parent company of BYL Bank Group, and First Banks America, Inc. ("FBA"), parent company of First Bank & Trust ("FB&T") announced the signing of an Agreement and Plan of Reorganization (the "Agreement") dated June 22, 2001, attached hereto as EXHIBIT "2," pursuant to which FBA will acquire BYL and BYL Bank Group. Upon consummation of the transaction, BYL will merge with a wholly-owned subsidiary of FBA and BYL Bank Group will merge into FB&T. Consummation of the Agreement is subject to a number of conditions, including, but not limited to, the approval of the Agreement by the shareholders of BYL and the receipt of requisite regulatory approvals

              Under the terms of the transaction, the holders of BYL Common Stock will receive $18.50 in cash for each share of BYL Common Stock owned, or a total of approximately $52 million.

              A copy of the press release in connection with the announcement is attached hereto as EXHIBIT "99(1)" and is incorporated by reference herein in its entirety.


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Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (c)  Exhibits.

              2         Agreement and Plan of Reorganization
              99(1)     Copy of the aforementioned Press Release.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BYL BANCORP

Dated: June 25, 2001               By:     /s/ Robert Ucciferri
                                       ---------------------------------------
                                         Robert Ucciferri
                                         President and
                                         Chief Executive Officer